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                                                                    Exhibit 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment (the "Amendment") to Employment Agreement, effective as of September 20, 2001, is entered into by and between BOLT TECHNOLGY CORPORATION, a Connecticut corporation (the "Company"), and Raymond M. Soto (the "Executive").


                                   WITNESSETH:

     WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of June 10, 1996 (the "Employment Agreement") in connection with the employment by the Company of the Executive; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. Paragraph 9(D) is hereby amended by deleting the existing Paragraph 9(D) in its entirety and substituting the following:

     "(D) For purposes of this Agreement, "Cause" shall mean:

          (i) Executive's conviction of a felony other than arising out of a motor vehicle incident;

         (ii) A determination by the Board of Directors of the Company that the Executive has engaged in conduct that constitutes fraud, theft, embezzlement, misappropriation of corporate assets, self-dealing or otherwise resulting in inappropriate personal gain, which conduct either is undisclosed as of the date of this Amendment or occurs at any time after the date of this Amendment, or that the Executive has breached

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     his obligations to make the restitution and take the actions approved at the meeting of the Board of Directors of the Company on the effective date of this Amendment; or

          (iii) An intentional and material breach by Executive of his duties and responsibilities hereunder which is not remedied within thirty (30) days after receipt by Executive of written notice from the Board of Directors of Company (or, if the nature of such breach is such that it cannot reasonably be completely cured within 30 days, if Executive shall not have commenced to cure said breach within said 30 day period and thereafter diligently pursued said cure to completion)."

     2. Executive hereby waives, releases and relinquishes any and all claims for (i) any unreimbursed business expenses accruing on or before September 20, 2001, and (ii) unused vacation for fiscal year 2001 or any prior fiscal year.

     3. Except as amended by this Amendment, the Employment Agreement shall remain unaffected and in full force and effect.

     4. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                        BOLT TECHNOLOGY CORPORATION


                        By:  /s/  Joseph Espeso
                             ------------------------------------------
                            Name: Joseph Espeso
                            Title: Senior Vice President-Finance and
                            Chief Financial Officer


                        /s/ Raymond M. Soto
                        -----------------------------------------------
                            Raymond M. Soto

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